As filed with the Securities and Exchange Commission on April 1, 1999
                                                      Registration No. 333-

==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               ------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                        R.H. DONNELLEY CORPORATION

            (Exact name of issuer as specified in its charter)
             (Formerly named The Dun & Bradstreet Corporation)

            Delaware                            2741                      13-2740040
  (State or other jurisdiction      (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)   Classification Code Number)       Identification No.)
                                      One Manhattanville Road
                                      Purchase, New York 10577
                                           (914) 933-6400
                               (Address of principal executive offices)

                        R.H. DONNELLEY CORPORATION
                          1998 PARTNERSHARE PLAN
                         (Full title of the plan)

                           Stephen B. Wiznitzer
                        R.H. Donnelley Corporation
                         Purchase, New York 10577
                              (914) 933-6400
                  (Name and address of agent for service)

Telephone number, including area code, of agent for service: (914) 933-6400

                               ------------

                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                Amount              Offering                                 Amount of
         Title Of Securities                     to be               Price          Aggregate Offering      Registration
           to be Registered                  Registered(1)        Per Share(2)           Price(2)               Fee(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $1.00 per
 share)...............................     262,000 shares(3)        $15.3125            $4,011,875           $1,115.30
========================================================================================================================


(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) As of the date hereof all options to purchase shares under the 1998
    PartnerShare Plan were outstanding at an aggregate exercise price of $15.3125 per share. In accordance with Rule 457(h) under the Securities Act of 1933, the registration fee for the foregoing shares is based upon this exercise price.
(3) Reflects a one-for-five reverse split of the Registrant's common stock, effective August 24, 1998.


         This Registration Statement Includes a Total of 18 Pages.
                         Exhibit Index on Page 8.

==============================================================================


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               R.H. Donnelley Corporation, formerly The Dun & Bradstreet Corporation, (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 262,000 shares of the Registrant's Common Stock, par value $1.00 per share ("Common Stock"), for issuance pursuant to the Registrant's 1998 PartnerShare Plan (the "Plan") and such indeterminate number of additional shares which may be offered and issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), (Commission 1934 Act File Number 001-07155) are incorporated by reference herein:

              (1) Registrant's Annual Report and amendments thereto on Form 10-K for the fiscal year ended December 31, 1998.

              (2) All other reports filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof (and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold).

              (3) The description of the Registrant's Common Stock contained in the following documents: Registrant's Registration Statement on Form S-3 (Registration No. 33-10462) dated November 28, 1986, including any amendment thereto or report filed for the purpose of updating such description; and the Registrant's Form 8-A filed with the Securities and Exchange Commission on November 5, 1998 with respect to a rights plan adopted by the Registrant on October 27, 1998.

               Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

            ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware Law.

               Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action") if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors, officers. Employees and agents to the fullest extent permitted by Delaware Law.

               In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

               ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

                             ITEM 8.  EXHIBITS


EXHIBIT
NUMBER                       EXHIBIT
4.01.....................    Certificate of Incorporation of the Registrant
                             (Incorporated herein by reference to Exhibit
                             3.1 to Amendment No. 1 to the Registrant's
                             Registration Statement on Form S-4, File No.
                             333-59287).*

4.02.....................    Amended and Restated Bylaws of the Registrant
                             (Incorporated herein by reference to Exhibit
                             3.2 to the Registrant's Registration Statement
                             on Form S-4, File No. 333-59287).*

5.01.....................    Opinion of Davis Polk & Wardwell.

23.01....................    Consent of Independent Public Accountants -
                             PricewaterhouseCoopers LLP.

23.02....................    Consent of Davis Polk & Wardwell (included in
                             their opinion filed as Exhibit 5.01).

24.01....................    Powers of Attorney (included on the signature
                             page of this registration statement).

99.01....................    Form of the R.H. Donnelley 1998 PartnerShare Plan.

---------------
* Incorporated by reference.

               ITEM 9. UNDERTAKINGS

              (a) The undersigned Registrant hereby undertakes:

                       (1) To file, during any period in which offers or
              sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
              arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and


                     (iii) To include any material information with respect
              to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
              Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

              (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                  EXPERTS

               The consolidated balance sheets as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this S-8, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

               The validity of the Common Stock offered hereunder has been passed upon by Davis Polk & Wardwell, New York, New York.


                                SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, State of New York, on this 1st day of April 1999.


                                    R.H. DONNELLEY CORPORATION


                                    By  /s/ Frank R. Noonan
                                    -----------------------------------------
                                        Frank R. Noonan
                                        Chairman of the Board, President and
                                        Chief Executive Officer


                             POWER OF ATTORNEY

               Know all men by these present, that each person whose signature appears below, constitutes and appoints Frank R. Noonan, Philip C. Danford and Stephen B. Wiznitzer and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable R. H. Donnelley Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

SIGNATURE                         TITLE                                              DATE
-------------------------         -----                                              ----
/s/ Frank R. Noonan               Chairman of the Board of Directors, President      April 1, 1999
-------------------------         and Chief Executive Officer
Frank R. Noonan

/s/ Philip C. Danford             Senior Vice President and Chief Financial          April 1, 1999
-------------------------         Officer
  Philip C. Danford

/s/ Diane P. Baker                Director                                           April 1, 1999
-------------------------
  Diane P. Baker

/s/ William G. Jacobi             Director                                           April 1, 1999
-------------------------
  William G. Jacobi

/s/ Robert J. Kamerschen          Director                                           April 1, 1999
-------------------------
  Robert J. Kamerschen

/s/ Carol J. Parry                Director                                           April 1, 1999
-------------------------
  Carol J. Parry

/s/ Barry L. Williams             Director                                           April 1, 1999
-------------------------
  Barry L. Williams

/s/ Anna Patruno                  Vice President and Controller                      April 1, 1999
-------------------------
  Anna Patruno



                               INDEX TO EXHIBITS

 Exhibit
 Number    Exhibit
 -------   -------
   4.01    Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's 1933 Act
           Registration Statement on Form S-4, File No. 333-59287).*

   4.02    Amended and Restated Bylaws of the Registrant (Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form
           S-4, File No. 333-59287).*

   5.01    Opinion of Davis Polk & Wardwell.

  23.01    Consent of Independent Public Accountants - PricewaterhouseCoopers LLP.

  23.02    Consent of Davis Polk & Wardwell (included in their opinion filed as
           Exhibit 5.01).

  24.01 Powers of Attorney (included on the signature page of this registration statement).

  99.01    Form of the R.H. Donnelley Corporation 1998 PartnerShare Plan.

---------------
* Incorporated by reference.